Exhibit 5.1

[VENABLE LLP LETTERHEAD APPEARS HERE]

January 10, 2005

MeriStar Hospitality Corporation

Suite 500

4501 North Fairfax Drive

Arlington, Virginia 22203

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as Maryland counsel to MeriStar Hospitality Corporation, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to (a) $5,000,000 of unsecured general obligations of the Company to pay deferred compensation and other amounts (the “Obligations”) to eligible directors and managerial employees of the Company (the “Participants”) under the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) and (b) 2,000,000 shares (the “Shares” and, together with the Obligations, the “Securities”) of Common Stock, $.01 par value per share, of the Company (the “Common Stock”) issued or to be issued to Participants under the Company’s Incentive Plan (the “Incentive Plan” and, together with the Deferred Compensation Plan, the “Plans”), to be exchanged by the Participants for credits under the Deferred Compensation Plan and to be distributed by the Company to the Participants upon the vesting of their respective Accounts (as defined in the Deferred Compensation Plan). The Securities are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement;

2. The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

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January 10, 2005

3. The Third Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the authorization of the Deferred Compensation Plan and (b) the authorization of the Incentive Plan and the issuance of shares of Common Stock thereunder (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6. The Plans, certified as of the date hereof by an officer of the Company;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or

MeriStar Hospitality Corporation

January 10, 2005

relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Neither the Deferred Compensation Plan, nor any of the terms of any of the Obligations, or any agreements related thereto, to be established subsequent to the date hereof, nor the issuance of any such Obligations pursuant to the Deferred Compensation Plan, will violate any applicable law or conflict with, or result in a breach or violation of, the Charter (including, without limitation, Section 2 of Article V thereof) or the Bylaws, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company.

6. The Shares have not been or will not be issued in violation of any restriction or limitation contained in the Charter or the Plans.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The Deferred Compensation Plan has been duly authorized and, when the Board or a duly authorized committee thereof has authorized and determined the terms of the Obligations pursuant to and in accordance with the Registration Statement, the Deferred Compensation Plan and the Resolutions, the Obligations will be valid and binding obligations of the Company.

3. The issuance of the Shares has been duly authorized and the Shares are, or, when and to the extent issued in accordance with the Registration Statement, the Resolutions and the Plans, the Shares will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, and without limiting the generality of such qualifications, the opinion contained herein is also subject to the following:

MeriStar Hospitality Corporation

January 10, 2005

a. Enforceability may be limited (i) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors’ rights, (ii) by general equitable principles, whether applied in law or in equity, or (iii) by the doctrine of commercial reasonableness.

b. We express no opinion as to the availability of specific performance or injunctive relief in any proceeding to enforce, or declare valid and enforceable, any of the Obligations.

c. Enforceability may be limited to the extent that remedies are sought with respect to a breach that a court concludes is not material or does not adversely affect the parties seeking enforcement and we express no opinion with respect thereto.

d. Enforceability may be limited by any unconscionable or inequitable conduct upon the part of any party, defenses arising from the failure of any party to act in accordance with the terms and conditions of the Deferred Compensation Plan or defenses arising as a consequence of the passage of time or defenses arising as a result of any party’s failure to act reasonably or in good faith and we express no opinion with respect thereto.

e. We express no opinion as to the enforceability of any of the Obligations the performance of which by the Company would be prohibited by federal law or the law of any state other than Maryland or the rules of a securities exchange.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an

MeriStar Hospitality Corporation

January 10, 2005

exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP